EXHIBIT 4.1


                     RRESOURCE ASSET MANAGEMENT CORPORATION
                         2002 STOCK COMPENSATION PROGRAM



     1. Purpose. This 2002 Stock Compensation Program (the "Program") is intended to secure for RESOURCE ASSET MANAGEMENT CORPORATION, a Nevada corporation (the "Company"), its subsidiaries, and its stockholders the benefits arising from ownership of the Company's common stock (the "Common Stock") by those selected individuals of the Company and its subsidiaries, who will be responsible for the future growth of such corporations. The Program is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries, and to provide individuals with an additional incentive to contribute to the success of the corporations.

     2. Elements of the Program. The Program is composed of two parts. The first part is the Stock Bonus Plan ("Bonus Plan") under which (i) common stock shares are granted to key employees and consultants as a bonus for performing duties essential in the growth of the company. The second part is the Executive Stock Option Plan (the "Executive Plan") under which (i) units representing the equivalent of shares of Common Stock (the "Performance Shares") are granted;
(ii) payments of compensation in the form of shares of Common Stock (the "Stock Payments") are granted; and (iii) rights to receive cash or shares of Common Stock as a bonus, based on the performance of the executive or Key Independent Contractor (Bonus Shares).

     3. Applicability of General Provisions. Unless any Plan specifically indicates to the contrary, all Plans shall be subject to the General Provisions of the Program set forth below.


     4. Administration of the Plans. The Plans shall be administered, construed, governed, and amended in accordance with their respective terms.

                GENERAL PROVISIONS OF STOCK COMPENSATION PROGRAM

     Article 1. Administration. The Program shall be administered by the Company's Board of Directors (the "Program Administrators"). The Program Administrators shall hold meetings at such times and places as they may determine and as necessary to approve all grants and other transactions under the Program as required under Rule 16b-3(d) under the Exchange Act, shall keep minutes of their meetings, and shall adopt, amend, and revoke such rules and procedures as they may deem proper with respect to the Program. Any action of the Program Administrators shall be taken by majority vote or the unanimous written consent of the Program Administrators.

     Article 2. Authority of Program Administrators. Subject to the other provisions of this Program, and with a view to effecting its purpose, the Program Administrators shall have sole authority, in their sole and absolute discretion, (a) to construe and interpret the Program; (b) to define the terms used herein; (c) to determine the individuals to whom options and restricted shares and rights to purchase shares shall be granted under the Program; (d) to determine the time or times at which options and restricted shares, rights to purchase shares or other awards shall be granted under the Program; (e) to determine the number and type of shares or securities subject to each option, restricted share, purchase right or other award, the duration of each award granted under the Program, and the price of any share purchase; (f) to determine all of the other terms and conditions of options, restricted shares, purchase rights and other awards granted under the Program; and (g) to make all other determinations necessary or advisable for the administration of the Program and to do everything necessary or appropriate to administer the Program; provided, however, that the Board shall establish the price for all shares issued hereunder. All decisions, determinations, and interpretations made by the Program Administrators shall be binding and conclusive on all participants in the Program (the "Plan Participants") and on their legal representatives, heirs and beneficiaries.

     Article 3. Maximum Number of Shares Subject to the Program. Subject to the provisions of Article 7, the maximum aggregate number of shares of Common Stock subject to this Program shall be three million (3,000,000) shares. Subject to the limitation contained in Section 2 of Part 1, the maximum number of shares of common stock issuable pursuant to the Program to any single Program Participant in any given fiscal year shall be determined by the Program Administrators. The Board of Directors of the Company shall make recommendations to the Program Administrators from time to time with respect to the allocation of the shares reserved under the Program for the directors, officers, employees and agents of the Company and its subsidiaries. The shares of Common Stock issued under the Program may be authorized but unissued shares, shares issued and reacquired by the Company or shares purchased by the Company on the open market. If any of the options granted under the Program expire or terminate for any reason before they have been exercised in full, the unpurchased shares subject to those expired or terminated options shall cease to reduce the number of shares available for purposes of the Program. If the conditions associated with the grant of restricted shares are not achieved within the period specified for satisfaction of the applicable conditions, or if the restricted share grant terminates for any reason before the date on which the conditions must be satisfied, the shares of Common Stock associated with such restricted shares shall cease to reduce the number of shares available for purposes of the Program.

     The proceeds received by the Company from the sale of its Common Stock pursuant to the exercise of options, transfer of restricted shares or issuance of stock purchased under the Program, if in the form of cash, shall be added to the Company's general funds and used for general corporate purposes.

     Notwithstanding anything to the contrary in this Program, at no time that the Program is subject to qualification under the California Corporations Code shall the total number of shares issuable upon exercise of all outstanding options and the total number of shares provided for under any stock bonus or similar plan of the Company exceed the applicable percentage as calculated in accordance with the conditions and exclusions of Rule 260.140.45 of the California Code of Regulations, based on the number of shares of the Company which are outstanding at the time the calculation is made, unless such limitation is approved in accordance with such Rule.

     Article 4. Eligibility and Participation. Officers, employees, directors (whether employee directors or non-employee directors), and independent contractors or agents of the Company or its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company or its subsidiaries shall be eligible for selection by the Program Administrators to participate in the Program, and Consultants or advisors of the Company or its subsidiaries shall be eligible to receive awards under the Program

     The term "subsidiary" as used herein means any company, other than the Company, in an unbroken chain of companies, beginning with the Company if, at the time of any grant hereunder, each of the companies, other than the last company in the unbroken chain, owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other companies in such chain.

     Article 5. Effective Date and Term of Program. The Program became effective April 15,2002 upon its adoption by the Board of Directors of the Company subject to approval of the Program by a majority of the voting shares of the Company voting in person or by proxy at the annual meeting of stockholders. The Program shall continue in effect for a term of 5 years unless sooner terminated under
Article 8 of these General Provisions.

     Article 6. Termination and Amendment of Program. The Program shall terminate five (5) years from the date the Program is adopted by the Board of Directors, or, if applicable, the date a particular Plan is approved by the stockholders, or shall terminate at such earlier time as the Board of Directors may so determine. No options shall be granted and no stock shall be sold and purchased under the Program after that date


     Article 7. Prior Rights and Obligations. No amendment, suspension, or termination of the Program shall, without the consent of the individual who has received a bonus or Deferral option, alter or impair any of that individual's rights or obligations under any option or restricted share granted or shares sold and purchased under the Program prior to that amendment, suspension, or termination.

     Article 8. Privileges of Stock Ownership. Notwithstanding the exercise of any option granted pursuant to the terms of this Program, the achievement of any conditions specified in any restricted share granted pursuant to the terms of this Program or the election to purchase any shares pursuant to the terms of this Program, no individual shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon the exercise of his or her option, the satisfaction of his or her restricted share conditions or the sale, purchase and issuance of such purchased shares until certificates representing the shares have been issued and delivered.

     Article 9. Reservation of Shares of Common Stock. The Company, during the term of this Program, will at all times reserve and keep available such number of shares of its Common Stock as shall be sufficient to satisfy the requirements of the Program. In addition, the Company will from time to time, as is necessary to accomplish the purposes of this Program, seek or obtain from any regulatory agency having jurisdiction any requisite authority in order to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares of its stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

     Article 10. Tax Withholding. The exercise of any option or restricted share granted or the sale and issuance of any shares to be purchased under this Program are subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding tax or other withholding liabilities under any state or federal law is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of shares pursuant thereto, then in such event, the exercise of the option or restricted share or the sale and issuance of any shares to be purchased shall not be effective unless such withholding shall have been effected or obtained in a manner acceptable to the Company. At the Company's sole and absolute discretion, the Company may, from time to time, accept shares of the Company's Common Stock subject to one of the Plans as the source of payment for such liabilities.

     Article 11. Compliance with Law. It is the express intent of the Company that this Program complies in all respect with all applicable provisions of state and federal law, including without limitation Section 25102(o) of the California Corporations Code to the extent such Section is applicable to the Company. It is the express intent of the Company that when any equity security of the Company is registered pursuant to Section 12 of the Exchange Act, this Program shall comply in all respects with applicable provisions of the Rule 16b-3 or Rule 16a-1(c)(3) under the Exchange Act in connection with any grant of awards to, or other transaction by, a Plan Participant who is subject to Section 16 of the Exchange Act (except for transactions exempted under alternative Exchange Act rules). Accordingly, if any provision of the Program or any agreement relating to any award thereunder does not comply with Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code as then applicable to any such transaction, such provision will be construed or deemed amended to the extent necessarily to conform to the applicable requirements of Rule 16b-3 or Rule 16a-1(c)(3) or Section 25102(o) of the California Corporations Code so that such Plan Participant shall avoid liability under
Section 16(b) and the Program shall comply with Section 25102(o) as then applicable to any such transaction. Unless otherwise provided in any grant or award to any person who is or may thereafter be subject to Section 16 of the Exchange Act, the approval of such grant or award shall include the approval of the disposition of the Company of Company equity securities for the purposes of satisfying the payment of the exercise or purchase price or tax withholding obligations related to such grant or award within the meaning of Rules 16a-1(c)(3) and 16b-3(e).

     Article 12. Indemnification. No Program Administrator, as that term is defined in the Program, or any officer or employee of the Company or an affiliate acting at the direction or on behalf of the Program Administrator shall be personally liable for any action or determination taken or made in good faith with respect to the Program, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

     Article 13. Death Beneficiaries. In the event of a Plan Participant's death, all of such person's outstanding awards, including his or her rights to receive any accrued but unpaid Stock Payments, will transfer to the maximum extent permitted by law to such person's beneficiary. Each Plan Participant may name, from time to time, any beneficiary or beneficiaries (which may be named contingently or successively) as his or her beneficiary for purposes of this Program. Each designation shall be on a form prescribed by the Program Administrators, will be effective only when delivered to the Company, and when effective will revoke all prior designations by the Plan Participant. If a Plan Participant dies with no such beneficiary designation in effect, such person's beneficiary shall be his or her estate and such person's awards will be transferable by will or pursuant to laws of descent and distribution applicable to such person.

     Article 14. Unfunded Program. The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by awards under the Program. Neither the Company, its affiliates, the Program Administrators, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Program nor shall anything contained in the Program or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between any such party and a Plan Participant or anyone claiming on his or her behalf. To the extent a Plan Participant or any other person acquires a right to receive payment pursuant to an award under the Program, such right shall be no greater than the right of an unsecured general creditor of the Company.

     Article 15. Choice of Law and Venue. The Program and all related documents shall be governed by, and construed in accordance with, the laws of the State of Nevada. Acceptance of an award shall be deemed to constitute consent to the jurisdiction and venue of the state and federal courts located in Clark County, State of Nevada for all purposes in connection with any suit, action or other proceeding relating to such award, including the enforcement of any rights under the Program or any agreement or other document, and shall be deemed to constitute consent to any process or notice of motion in connection with such proceeding being served by certified or registered mail or personal service within or without the State of Nevada, provided a reasonable time for appearance is allowed.

     Article 16 Arbitration. Any disputes involving the Program will be resolved by arbitration in Clark County, Nevada before one (1) arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association.

     Article 17. Program Administrators' Right. Except as may be provided in an award agreement, the Program Administrators may, in their discretion, waive any restrictions or conditions applicable to, extend or modify any period (including any period in which an option or other exercisable award may be exercised, subject to the requirements of the Code) applicable to, or accelerate the vesting of, any award (other than the right to purchase shares pursuant to the Stock Purchase Plan).

     Article 18. Termination of Benefits Under Certain Conditions. The Program Administrators, in their sole and absolute discretion, may cancel any unexpired, unpaid or deferred award (other than a right to purchase shares pursuant to the Stock Purchase Plan) at any time if the Plan Participant is not in compliance with all applicable provisions of the Program or any award agreement or if the Plan Participant, whether or not he or she is currently employed by the Company or one of its subsidiaries, acts in a manner contrary to the best interests of the Company and its subsidiaries.

     Article 19. Conflicts in Program. In case of any conflict in the terms of the Program, or between the Program and an award agreement, the provisions in the Program which specifically grant such award shall control, and the provisions in the Program shall control over the provisions in any award agreement.

     Article 20. Information to Plan Participants. To the extent required by applicable law, the Company shall provide Plan Participants with the Company's financial statements at least annually.

     Article 21. Company's Right of Repurchase. In the event that a Plan Participant's employment with or service to the Company is terminated for any reason or any of its subsidiaries, the Company shall have the right, unless waived by the Program Administrators at the time of any award or thereafter, to repurchase all, of the securities that such Plan Participant has purchased or has been awarded under the Program on the following terms:

          (a) Upon a Plan Participant's termination of employment with or service to the Company or any of its subsidiaries, the Company shall have the right for a period of ninety (90) days from the last day of employment or service to repurchase all, of the securities awarded to or purchased by the Plan Participant under the Program.

          (b) The Company shall notify the Plan Participant within ninety (90) days of the last day of employment or service regarding the exercise of its right of repurchase.

          (c) If the Company exercises its right of repurchase, the Company will purchase the securities within thirty (30) days of delivery of the notice of its election to purchase at the higher of (i) the Fair Market Value on the Plan Participant's date of termination, or (ii) the Fair Market Value of such securities on the date of the Company's notification of election to repurchase.

     Article 22. Lock-Up. To the extent requested by any managing underwriter to the Company, the Plan Participants shall enter into such market lock-up, escrow or other agreements as may be requested by such underwriter in connection with any public offering of the Company's securities.

                                     PART I
                     RESOURCE ASSETT MANAGEMENT CORPORATION
                                STOCK BONUS PLAN

     Section 1. Purpose. The purpose of the Resources Asset Management Corporation Stock Bonus Plan (the "Bonus") is to promote the growth and general prosperity of the Company by permitting the Company to grant registered shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide individuals with an additional incentive to contribute to the success of the Company. The Stock Bonus Plan is Part I of the Program. Unless any provision herein indicates to the contrary, the Stock Bonus Plan shall be subject to the General Provisions of the Program and terms used but not defined in this Stock Bonus Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Terms and Conditions. The terms and conditions of shares granted under the Bonus Plan may differ from one another as the Program Administrators shall, in their discretion, determine as long as all shares granted under the Bonus Plan satisfy the requirements of the Stock Bonus Plan.

     Each Bonus agreement shall provide to the recipient (the "Holder") the transfer of a specified number of shares of Common Stock of the Company that shall become nonforfeitable upon the execution of the Stock Bonus Plan Agreement (Bonus Agreement). At the time that the bonus is granted, the Program Administrators shall specify the service or performance conditions and the period of duration over which the conditions apply.

     The Holder shall not have any rights with respect to such award, unless and until such Holder has executed an agreement evidencing the terms and conditions of the award (the "Stock Bonus Agreement"). Each individual who is awarded shares shall be issued a stock certificate in respect of such shares. Such certificate shall be registered in the name of the Holder.

     The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RAMC Incorporated Stock Bonus Plan entered into between the registered owner and RAMC Incorporated. Copies of such Plan and Agreement are on file in the offices of RAMC Incorporated.

     The Program Administrators shall require that the stock certificates evidencing such shares be held in the custody of the company until the applicable conditions have been satisfied.

     Section 3. Transferablity. Subject to the provisions of the Bonus Plan Agreements, as may be set by the Program Administrators commencing on the grant date, the Holder shall be permitted to sell, transfer, pledge, or assign shares awarded under the Stock Bonus Plan.

     Section 4. Share Rights Upon Employment or Service. If a Holder terminates employment or service with the company, any shares granted to him shall not be forfeited by the Holder.

     Section 5. Stockholder Rights. The Holder shall have, with respect to the shares granted, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of stock shall be delivered to the Holder promptly after, and only after, the Bonus Plan Agreement shall be executed.

     Section 6. Compliance with Securities Laws. Shares shall not be issued under the Stock Bonus Plan unless the issuance and delivery of the shares pursuant thereto shall comply with all relevant provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Holder to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law.

     Section 7. Continued Employment or Service. This agreement is contingent upon continued employment or service.

                                RAMC INCORPORATED
                           STOCK BONUS PLAN AGREEMENT

     THIS AGREEMENT is made as of __________, _____, by and between RAMC Incorporated a Nevada corporation (the "Company"), and _______________________ ("Holder"):

     WHEREAS, the Company maintains the RAMC Incorporated Stock Bonus Plan ("Stock Bonus Plan") under which the Program Administrators grant shares of the Company's common stock, no par value ("Common Stock") to employees and non-employees as the Program Administrators may determine, subject to terms, conditions, or restrictions as they may deem appropriate; and

     WHEREAS, pursuant to the Stock Bonus Plan, the Program Administrators have awarded to Holder a stock bonus award conditioned upon the execution by the Company and Holder of a Stock Bonus Plan Agreement setting forth all the terms and conditions applicable to such award.

     NOW, THEREFORE, in consideration of termination of the Stock Option plan entered into between Company and Holder and of the mutual promises and covenants contained herein, it is hereby agreed as follows:

1.   Award of Shares.

     Under the terms of the Stock Bonus Plan, the Program Administrators hereby award and transfer to Holder a stock award on __________,2002 ("Grant Date"), covering shares of Common Stock ("Shares") subject to the terms, conditions, and restrictions set forth in this Agreement. This transfer of Shares shall constitute a transfer of such property in connection with Holder's performance of service to the Company (which transfer is intended to constitute a "transfer" for purposes of Section 83 of the Internal Revenue Code).

2.   Stock Certificates.

     A stock certificate evidencing the Shares shall be issued in the name of Holder as of the Grant Date. Holder shall thereupon be the shareholder of all the Shares represented by the stock certificate. As such, Holder shall be entitled to all rights of a stockholder of the Company, including the right to vote the Shares and receive dividends and/or other distributions declared on such Shares.

3.   Administration.

     The Program Administrators shall have full authority and discretion (subject only to the express provisions of the Stock Bonus Plan) to decide all matters relating to the administration and interpretation of the Stock Bonus Plan and this Agreement. All such Program Administrators determinations shall be final, conclusive, and binding upon the Company, Holder, and any and all interested parties.

4.   Right to Continued Employment or Service.

     Nothing in the Stock Bonus Plan or this Agreement shall confer on Holder any right to continue in the employ of or service to the Company or, except as may otherwise be limited by a written agreement between the Company and Holder, in any way affect the Company's right to terminate Holder's employment or service, at will, at any time without prior notice at any time for any or no reason (whether by dismissal, discharge, retirement or otherwise).

5.   Amendment.

     This Agreement shall be subject to the terms of the Stock Bonus Plan as amended, the terms of which are incorporated herein by reference. However, the stock bonus award that is the subject of this Agreement may not in any way be restricted or limited by any Stock Bonus Plan amendment or termination approved after the date of the award without Holder's written consent.

6.   Force and Effect.

     The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

7.   Governing Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Nevada.

8.   Successors.

     This Agreement shall be binding upon and inure to the benefit of the successors, assigns, and heirs of the respective parties.

9.   Notice.

     All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by certified mail, return receipt requested, as follows:

     To Company:    RAMC Incorporated
                    18592 Mac Arthur Blvd STE 300
                    Irvine Ca 92612

     To Holder:     ------------------------------

                    ------------------------------

                    ------------------------------

10.  Incorporation of Plan by Reference.

     The Shares are awarded pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and the Share award shall in all respects be interpreted in accordance with the Plan. The Program Administrators shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     In Witness Whereof, the parties hereto have signed this Agreement as of the date hereof.

RESOURCE ASSETT MANAGEMENT CORPORATION,
a Nevada corporation

By:
------------------------------
President



ACCEPTED AND AGREED TO


------------------------------
 (Optionee)


By:
------------------------------
Name

                                     PART II

                                RAMC Incorporated
                           Executive Stock Option Plan

     Section 1. Terms and Conditions. The purpose of the Resource Asset Management Corporation Executive Stock Option Plan (the "Executive Plan") is to promote the growth and general prosperity of the Company by permitting the Company to grant restricted shares to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiaries to provide individuals with an additional incentive to the success of the Company. The terms and conditions of Performance Shares, Stock Payments or Bonus Rights granted under the Stock Rights Plan may differ from one another as the Program Administrators shall, in their discretion, determine in each stock rights agreement (the "Stock Rights Agreement"). Unless any provision herein indicates to the contrary, this Stock Rights Plan shall be subject to the General Provisions of the Program, and terms used but not defined in this Stock Rights Plan shall have the meanings, if any, ascribed thereto in the General Provisions of the Program.

     Section 2. Duration. Each Performance Share or Dividend Equivalent Right and all rights thereunder granted pursuant to the terms of the Stock Rights Plan shall expire on the date determined by the Program Administrators as evidenced by the Stock Rights Agreement, but in no event shall any Performance Shares or Dividend Equivalent Rights expire later than ten (10) years from the date on which the Performance Shares or Dividend Equivalent Rights are granted. In addition, each Performance Share, Stock Payment or Dividend Equivalent Right shall be subject to early termination as provided in the Stock Rights Plan.

     Section 3. Grant. Subject to the terms and conditions of the Stock Rights Agreement, the Program Administrators may grant Performance Shares, Stock Payments or Dividend Equivalent Rights as provided under the Stock Rights Plan. Each grant of Performance Shares, Dividend Equivalent Rights or Stock Payments shall be evidenced by a Stock Rights Agreement, which shall state the terms and conditions of each as the Program Administrators, in their sole and absolute discretion, deem are not inconsistent with the terms of the Stock Rights Plan.

     Section 4. Performance Shares. Performance Shares shall become payable to a Plan Participant based upon the achievement of specified Performance Objectives and upon such other terms and conditions as the Program Administrators may determine and specify in the Stock Rights Agreement evidencing such Performance Shares. Each grant shall satisfy the conditions for performance-based awards hereunder and under the General Provisions of the Program. A grant may provide for the forfeiture of Performance Shares in the event of termination of employment or other events, subject to exceptions for death, disability, retirement or other events, all as the Program Administrators may determine and specify in the Stock Rights Agreement for such grant. Payment may be made for the Performance Shares at such time and in such form as the Program Administrators shall determine and specify in the Stock Rights Agreement and payment for any Performance Shares may be made in full in cash or by certified cashier's check payable to the order of the Company or, if permitted by the Program Administrators, by shares of the Company's Common Stock or by the surrender of all or part of an award, or in other property, rights or credits deemed acceptable by the Program Administrators or, if permitted by the Program Administrators, by a combination of the foregoing. If any portion of the purchase price is paid in shares of the Company's Common Stock, those shares shall be tendered at their then Fair Market Value. Payment in shares of Common Stock includes the automatic application of shares of Common Stock received upon the exercise or settlement of Performance Shares or other option or award to satisfy the exercise or settlement price.

     Section 5. Stock Payments. The Program Administrators may grant Stock Payments to a person eligible to receive the same as a bonus or additional compensation or in lieu of the obligation of the Company or a subsidiary to pay cash compensation under other compensatory arrangements, with or without the election of the eligible person, provided that the Plan Participant will be required to pay an amount equal to the aggregate par value of any newly issued Stock Payments. A Plan Participant shall have all the voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Plan Participant as a Stock Payment upon the Plan Participant becoming holder of record of such shares of Common Stock; provided, however, the Program Administrators may impose such restrictions on the assignment or transfer of such shares of Common Stock as they deem appropriate and as are evidenced in the Stock Rights Agreement for such Stock Payment.

     Section 6. Dividend Equivalent Rights. The Program Administrators may grant Dividend Equivalent Rights in tandem with the grant of Incentive Options or Nonqualified Options, SARs, Restricted Shares or Performance Shares that otherwise do not provide for the payment of dividends on the shares of Common Stock subject to such awards for the period of time to which such Dividend Equivalent Rights apply, or may grant Dividend Equivalent Rights that are independent of any other such award. A Dividend Equivalent Right granted in tandem with another award may be evidenced by the agreement for such other award; otherwise, a Dividend Equivalent Right shall be evidenced by a separate Stock Rights Agreement. Payment may be made by the Company in cash or by shares of the Company's Common Stock or by a combination of the foregoing, may be immediate or deferred and may be subject to such employment, performance objectives or other conditions as the Program Administrators may determine and specify in the Stock Rights Agreement for such Dividend Equivalent Rights. The total payment attributable to a share of Common Stock subject to a Dividend Equivalent Right shall not exceed one hundred percent (100%) of the equivalent dividends payable with respect to an outstanding share of Common Stock during the term of such Dividend Equivalent Right, taking into account any assumed investment (including assumed reinvestment in shares of Common Stock) or interest earnings on the equivalent dividends as determined under the Stock Rights Agreement in the case of a deferred payment, provided that such percentage may increase to a maximum of two hundred percent (200%) if a Dividend Equivalent Right is subject to a Performance Objective.

     Section 7. Compliance with Securities Laws. Securities shall not be issued with respect to any award under the Stock Rights Plan, unless the issuance and delivery of the securities pursuant thereto shall comply with all applicable provisions of foreign, state and federal law, including, without limitation, the Securities Act of 1933, as amended, and the Exchange Act, and the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the securities may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Program Administrators may also require a Plan Participant to furnish evidence satisfactory to the Company, including a written and signed representation letter and consent to be bound by any transfer restrictions imposed by law, legend, condition, or otherwise, that the securities are being acquired only for investment purposes and without any present intention to sell or distribute the securities in violation of any state or federal law, rule, or regulation. Further, each Plan Participant shall consent to the imposition of a legend on the securities subject to his or her award and the imposition of stop-transfer instructions restricting their transferability as required by law or by this
Section 7.

     Section 8. Continued Employment or Service. Each Plan Participant, if requested by the Program Administrators, must agree in writing as a condition of receiving his or her award, to remain in the employment of, or service to, the Company or any of its subsidiaries following the date of the granting of that award for a period specified by the Program Administrators. Nothing in this Stock Rights Plan in any award granted hereunder shall confer upon any Plan Participant any right to continued employment by, or service to, the Company or any of its subsidiaries, or limit in any way the right of the Company or any subsidiary at any time to terminate or alter the terms of that employment or service arrangement.

     Section 9. Rights Upon Termination of Employment or Service. If a Plan Participant under this Stock Rights Plan ceases to be employed by, or provide service to, the Company or any of its subsidiaries for any reason his or her award shall immediately terminate.